                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES
                                 ------------

        The following are wholly owned subsidiaries of the iXL Enterprises, Inc. unless otherwise noted:

COMPANY                                         STATE OF INCORPORATION
-------                                         ----------------------

Consumer Financial Network, Inc./1/             Delaware

CFN Agency, Inc./2/                             Delaware

CFN Finance, Inc./2/                            Delaware

Creative Video Library, Inc.                    Georgia

iXL, Inc.                                       Delaware

iXL-Boston, Inc.                                Delaware

iXL-Charlotte, Inc.                             Delaware

iXL-Chicago, Inc.                               Delaware

iXL-Connecticut, Inc.                           Delaware

iXL-DC, Inc.                                    Delaware

iXL-Denver, Inc.                                Delaware

iXL-London, Ltd.                                United Kingdom

iXL-Los Angeles, Inc.                           Delaware

iVisit, Inc./3/                                 Delaware

iXL-Espana, S.A.                                Spain

Campana New Media, S.L./4/                      Spain

The Other Media, S.L./4/                        Spain

iXL-Memphis, Inc.                               Delaware

iXL-New York, Inc.                              Delaware

iXL-Richmond, Inc.                              Delaware

iXL-San Diego, Inc.                             Delaware

iXL-San Francisco, Inc.                         Delaware

LAVA Gesellschaft fur Digitale Medien           Germany

Denovo New Media Limited

1. Consumer Financial Network, Inc. is owned 88% by iXL Enterprises, Inc., and 12% by General Electric Capital Corporation.
2. CFN Agency, Inc. and CFN Finance, Inc. are each a wholly-owned subsidiary of Consumer Financial Network, Inc.
3.  iVisit, Inc. is a wholly-owned subsidiary of iXL Los Angeles, Inc.
4. Campana New Media, S.L. and The Other Media, S.L. are wholly-owned subsidiaries of iXL-Madrid, S.A.